Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Inducement Stock Option Award of Editas Medicine, Inc. of our report dated March 29, 2016, with respect to the consolidated financial statements of Editas Medicine, Inc. included in its Annual Report (Form 10‑K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston,  Massachusetts

November 10,  2016